EXHIBIT 1.1

2,135,000 Shares

CITI TRENDS, INC.

Common Stock

UNDERWRITING AGREEMENT

June 12, 2007

CIBC World Markets Corp.

SG Cowen & Co., LLC

Piper Jaffray & Co.

Wachovia Capital Markets, LLC

    as Representatives of the several

   Underwriters named in Schedule I hereto

c/o CIBC World Markets Corp.

300 Madison Avenue

New York, New York  10017

Ladies and Gentlemen:

The persons listed on Schedule II hereto (each, a “Selling Stockholder,” and together, the “Selling Stockholders”), propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 2,135,000 shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”) of Citi Trends, Inc., a Delaware corporation (the “Company”).  The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Selling Stockholders (each in the amount set forth on Schedule II hereto) propose to grant to the Underwriters an option to purchase up to an additional 320,250 shares (the “Option Shares”) of Common Stock, for the purpose of covering over-allotments, if any, in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the “Shares.”

The Company has prepared and filed in conformity in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 filed on April 5, 2007 (No. 333-141908), as amended on May 9, 2007, and including a related prospectus (as filed on May 11, 2007, the “Base Prospectus”) relating to shares of Common Stock of the Company that may be sold from time to time by selling stockholders in accordance with Rule

415 of the Securities Act, and such amendments thereof as may have been required to the date of this Agreement.  Copies of the Registration Statement (as defined below) and of the related Base Prospectus have heretofore been delivered by the Company to you or are otherwise available to you.

The term “Registration Statement” as used in this Agreement means the registration statement referred to in the previous paragraph, including all exhibits, financial schedules, documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof pursuant to Rule 430A of the Rules.  If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) of the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

The term “Preliminary Prospectus” means the Base Prospectus and any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 of the Rules, in the form provided to the Underwriters by the Company for use in connection with the offer and sale of the Shares.  The term “Prospectus” means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements (each, a “Prospectus Supplement”) to such prospectus, and including, without limitation, the final Prospectus Supplement, filed pursuant to and within the time limits described in Rule 424(b) with the Commission in connection with the proposed sale of the Shares contemplated by this Agreement through the date of such Prospectus Supplement.  The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.  Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date hereof or are so filed hereafter.  Any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement, any such Preliminary Prospectus, the Statutory Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Statutory Prospectus and the Prospectus, as soon as the Representatives deem advisable.  The Company and the Selling Stockholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, Prospectus Supplement and Issuer Free Writing Prospectus (as hereinafter defined), if any, and are authorized to distribute the Prospectus.

1.     Sale, Purchase, Delivery and Payment for the Shares.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)   Each Selling Stockholder agrees to sell to the Underwriters the number of Firm Shares set forth opposite the name of such Selling Stockholder on Schedule II hereto, subject to adjustment in accordance with Section 10 hereof, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $36.024 per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Selling Stockholders” on Schedule I to this Agreement, subject to adjustment in accordance with Section 10 hereof.

(b)   The Selling Stockholders hereby grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price.  The number of Option Shares to be sold by each Selling Stockholder is set forth opposite the name of each such Selling Stockholder on Schedule II hereto. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares.  Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

(c)   Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of DLA Piper US LLP, 6225 Smith Avenue, Baltimore, MD  21209, at 10:00 a.m., local time, on the fourth business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm Shares Closing Date”).  In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery as specified in the notice from the Representatives to the Company (such times and dates of delivery and payment are called the “Option Shares Closing Dates”).  The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d)   Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Selling Stockholders, against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

(e)   Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) hereof and shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter.  The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2.     Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

(a)   The Company meets the requirements for use of Form S-3 under the Securities Act and has filed with the Commission the Registration Statement on Form S-3, including a Base Prospectus, for registration under the Securities Act of the offer and sale of the Shares, and the Company has prepared and used a Preliminary Prospectus in connection with the offer and sale of the Shares.  When the Registration Statement was declared effective, it (i) complied, in all material respects, with the applicable requirements of the Securities Act, the Rules, the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Rules”) and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus or Prospectus Supplement was or is first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules), such Preliminary Prospectus or Prospectus Supplement complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules  and did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If applicable, each Preliminary Prospectus, Prospectus Supplement and the Prospectus delivered to the Underwriters for use in connection with the offer and sale of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  Notwithstanding the foregoing, none of the representations and warranties in this Section 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or Prospectus Supplement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or Prospectus Supplement or the Prospectus.  With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or Prospectus Supplement or the Prospectus is the statements contained in the third, fourth, fifth and sixth sentences of the fourth paragraph, and the eleventh, thirteenth, fourteenth and seventeeth paragraphs under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

(b)   As of the Applicable Time (as defined below), neither (i) (A) the price to the public and the number of Shares offered and sold, as indicated on the cover page of the Prospectus, and (B) the Statutory Prospectus (together, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus (as defined below) when considered together with the General Disclosure Package included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from the Statutory Prospectus made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus, including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) of the Rules) (each, a “Road Show”) (i) is identified in Schedule V hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the Exchange Act Rules. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule V hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Issuer Free Writing Prospectus.

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means 6:00 pm (Eastern time) on the date of this Underwriting Agreement.

“Statutory Prospectus” means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to the Applicable Time and any Prospectus Supplement deemed to be part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules, relating to the offer and sale of the Shares.

(c)   The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, Prospectus Supplement or “free writing prospectus,” as defined in Rule 405 of the Rules, relating to the offer and sale of the Shares (each, a “Free Writing Prospectus”), or the Prospectus, has been issued by the Commission and, to the Company’s knowledge, no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any filing of any Preliminary Prospectus, Prospectus Supplement or the Prospectus required pursuant to Rule 424 of the Rules has been or will be made in the manner and within the time period required by such Rule. Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(d)   The documents deemed to be part of the Registration Statement, by incorporation by reference, complied, at the time they were filed with the Commission, in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules or the Exchange Act Rules, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and any further such documents, at the time they are filed with the Commission, will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules or the Exchange Act Rules, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)   Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or Prospectus Supplement that has not been superseded or modified, the Statutory Prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus (i) conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or Prospectus Supplement that has not been superseded or modified, the Statutory Prospectus or the Prospectus or (ii) included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)    The financial statements of the Company (including all notes and schedules thereto) (the “Company Financial Statements”) that are part of the Registration Statement, the Statutory Prospectus and the Prospectus present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified. The Company Financial Statements and the unaudited financial information that are part of the Registration Statement, the Statutory Prospectus and the Prospectus have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.  The summary and selected financial data that are part of the Registration Statement, the Statutory Prospectus and the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the Company Financial Statements that are part of the Registration Statement, the Statutory Prospectus and the Prospectus.

(g)           KPMG LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were an independent registered public accounting firm as required by the Securities Act and the Rules. The Company has not had any “disagreements” (as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Act) with its current or former independent auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and none of the events listed in Item 304(a)(1)(v)(A) through (D) of Regulation S-K promulgated under the Securities Act have occurred during the immediately preceding five fiscal years.

(h)   The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.  Other than Citi Trends Darlington, Inc., an unfunded, inactive Georgia corporation, the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification (which jurisdictions are listed on Schedule III hereto), except for such jurisdictions where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  The Company does not own, lease or license any asset or property or conduct any business outside the United States of America.

(i)    The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and; to the Company’s knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the Company thereunder, except where the failure to do so or the occurrence of such an event or events, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.  Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

(j)    (i) At the earliest time after the filing of the Registration Statement that the Selling Stockholders made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules.

(k)   To the Company’s knowledge, the Company owns or possesses legally enforceable rights to use all material patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) currently used in or necessary for the conduct of its business.  The Company has not received any notice of, and is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(l)    The Company has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement, the Statutory Prospectus and the Prospectus and which could not reasonably be expected to materially affect the value of such property or to materially interfere with the use made or proposed to be made of such property by the Company.  All property held under lease by the Company is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement, the Statutory Prospectus and the Prospectus and which are not material and could not reasonably be expected to materially interfere with the use made or proposed to be made of such property by the Company.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) there has not been any Material Adverse Effect; (ii) the Company has not sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which could reasonably be expected to have a Material Adverse Effect; and (iii) since the date of the latest balance sheet that is part of the Registration Statement, the Statutory Prospectus and the Prospectus, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(m)  There is no document, contract or other agreement required to be described in, filed as an exhibit to, or incorporated by reference into the Registration Statement, the Statutory Prospectus or the Prospectus which is not so described, filed, or incorporated, as applicable, as required by the Securities Act and the Rules, or the Exchange Act and the Exchange Act Rules, as applicable.  Each such description accurately reflects in all respects the material terms of the underlying contract, document or other agreement.  Each such contract, document or other agreement is in full force and effect and is valid and enforceable by and against the Company, as the case may be, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.  Neither the Company nor, to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such document, contract or other agreement and, to the Company’s knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term or obligation by the Company of any other document, contract or other agreement to which the Company or its properties or business is a party or by which the Company or its properties or business may be bound or affected which default or event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n)   The statistical and market related data that are part of the Registration Statement, the Statutory Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(o)   The Company is not in violation of any term or provision of its certificate of incorporation or by-laws, each as amended through the date hereof and each Closing Date (respectively, the “Charter” and “Bylaws”), or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(p)   Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the Charter or Bylaws, except for (x) such consents or waivers which have already been obtained and are in full force and effect and (y) such rights to terminate or accelerate the due date of a payment, conflicts, defaults and violations (other than violations of the Charter or Bylaws) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)   The Company has authorized and outstanding capital stock as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus.  All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable.  There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock or any such rights pursuant to the Charter or Bylaws or any agreement or instrument to or by which the Company is a party or bound.  The Shares are duly and validly issued, fully paid and nonassessable, except as provided in the next sentence, and have not been issued in violation of any preemptive or other similar right. The Shares that are not issued and outstanding as of the date hereof have been duly reserved and authorized by the Company and, when issued and delivered upon exercise of the applicable Stock Options, as defined below, will be validly issued, fully paid and non-assessable. The Stock Options to be exercised by certain Selling Stockholders in connection with the transactions contemplated by the Custody Agreements, the Powers of Attorney and this Agreement and to be deposited with the Custodian in accordance with the Custody Agreements (collectively, the “Stock Options”) have been duly granted to, are fully vested in and may be exercised by, such relevant Selling Stockholder. The Stock Options were granted in accordance with the Company’s Amended and Restated 1999 Stock Option Plan and/or 2005 Long-Term Incentive Plan (the “Plans”).  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into, or exercisable or exchangeable for, such capital stock.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the exercise price of each previously exercised or currently outstanding option to acquire Common Stock (each, a “Company Stock Option”) was or is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were validly issued and properly approved by the Board of Directors (or a properly constituted and authorized committee thereof) of the Company in material compliance with all applicable laws and the terms of the Plans under which such Company Stock Options were issued and were recorded in the Company Financial Statements in accordance with generally accepted accounting principles.  The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus.

(r)    No holder of any security of the Company has any right, which has not been waived in writing, to have any security owned by such holder included in the Registration Statement or to require the filing of a registration statement relating to the registration of any security owned by such holder for a period of 90 days after the date of this Agreement.  Each director and executive officer of the Company and each stockholder of the Company listed on Schedule IV has delivered to the Representatives his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(s)   All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(t)    Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which the Company is a party, or to which its properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company, could individually or in the aggregate have a Material Adverse Effect.

(u)   The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute could reasonably be expected to have a Material Adverse Effect.  The Company is not aware of any threatened or pending litigation between the Company and any of its officers, directors, employees or stockholders which, if adversely determined, could reasonably be expected to have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(v)   No transaction has occurred between or among the Company and any of its officers, directors, employees or stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement, the Statutory Prospectus and the Prospectus.

(w)  The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(x)    The Company has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined could reasonably be expected to have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company.

(y)   The Company’s Common Stock is listed on the Nasdaq Stock Market. (“Nasdaq”). The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are in effect with respect to it.

(z)    The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(aa) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct.

(bb) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) based on the most recent evaluation of its disclosure controls and procedures in connection with the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended May 5, 2007, are effective in providing reasonable assurance that all information required to be disclosed in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

(cc) Based on the most recent evaluation of its internal control over financial reporting in connection with the filing of its Annual Report on Form 10-K for the fiscal year ended February 3, 2007, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company is not aware of (i) any material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(dd) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, KPMG LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A) of the Exchange Act).

(ee) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Nasdaq Marketplace Rules and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the Nasdaq Marketplace Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months.

(ff)   There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act.

(gg) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no off-balance sheet arrangements (as defined in Item 303(a)(4)(ii) of Regulation S-K of the Rules) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

(hh) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Registration Statement, the Statutory Prospectus and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or the Company’s businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not been denied any insurance coverage which it has sought or for which it has applied.

(ii)   Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by Nasdaq or the National Association of Securities Dealers (the “NASD”) or as may be necessary to qualify the Shares for offer and sale by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(jj)   There are no affiliations with the NASD among the Company’s officers or directors or, to the knowledge of the Company, any stockholder of the Company, except as set forth in the Registration Statement.

(kk) (i) The Company is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned or, to the Company’s knowledge after due inquiry, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law.  The Company has not been named as a “potentially responsible party” under CERCLA.

(ll)   In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm) The Company is not and, after giving effect to the offer and sale of the Shares and the application of proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn) Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director or officer or, to the knowledge of the Company, any other employee or any agent of the Company, has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(oo) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(pp) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the exercise of the Stock Options, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not offered, sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(rr)   The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(ss) None of the Company, its directors or its officers has distributed, nor will they distribute, prior to the latest of (i) the Firm Shares Closing Date, (ii) the Option Shares Closing Date, and (iii) completion of the distribution of the Shares, any offering material in connection with the offer and sale of the Shares other than any Preliminary Prospectus or Prospectus Supplement, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 6(e) below.

(tt)   No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the any Preliminary Prospectus or Prospectus Supplement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.     Representations and Warranties of the Selling Stockholders.  Each of the Selling Stockholders hereby represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any) as follows:

(a)   Each Selling Stockholder has caused certificates for the number of Shares to be sold by such Selling Stockholder hereunder (except with respect to Shares to be issued upon exercise of Stock Options) to be delivered to American Stock Transfer & Trust Company (the “Custodian”), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated June 12, 2007 among the Custodian and the Selling Stockholders substantially in the form attached hereto as Exhibit B (the “Custody Agreement”). The Stock Options, if any, to be exercised by each Selling Stockholder in connection with the transactions contemplated by the relevant Custody Agreement, the relevant Power of Attorney and this Agreement have been duly granted to, are fully vested and may be exercised by, such Selling Stockholder in accordance with the Plans. Each Selling Stockholder has deposited the requisite number of certificates and/or Stock Options representing its respective portion of the Shares allowing such Selling Stockholder to fulfill its obligations pursuant to the terms of this Agreement.

(b)   Each Selling Stockholder has granted an irrevocable power of attorney substantially in the form attached hereto as Exhibit C (the “Power of Attorney”) to the person named therein, on behalf of each such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the shares to be sold by each the Selling Stockholder pursuant hereto.

(c)   This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on behalf of each Selling Stockholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of each Selling Stockholder, enforceable against each such Selling Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d)   The execution and delivery by each Selling Stockholder of this Agreement and the performance by each Selling Stockholder of its obligations under this Agreement, including the sale and delivery of the Shares to be sold by each such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by each

Selling Stockholder with its obligations hereunder, do not and will not, whether with or without the giving of notice or the passage of time or both, (i) violate or contravene any provision of the charter or bylaws or other organizational instrument of any Selling Stockholder, if applicable, or any applicable law, statute, regulation, or filing or any agreement or other instrument binding upon any Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Selling Stockholder, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the shares to be sold by any Selling Stockholder or any property or assets of any Selling Stockholder pursuant to the terms of any agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder may be bound or to which any of the property or assets of any Selling Stockholder is subject or (iii) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the Blue Sky laws of the various states in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement.

(e)   Each Selling Stockholder has, and on the Firm Shares Closing Date and the Option Share Closing Date, if applicable, will have, valid and marketable title to the Shares to be sold by such Selling Stockholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement, the Statutory Prospectus and the Prospectus.

(f)    Each Selling Stockholder has, and on the Firm Shares Closing Date and the Option Share Closing Date, if applicable, will have, full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided by this Agreement.

(g)   Upon delivery of and payment for the Shares to be sold by each Selling Stockholder pursuant to this Agreement, assuming each Underwriter has no notice of any adverse claim, the several Underwriters will receive valid and marketable title to such Shares free and clear of any  lien, claim, mortgage, pledge, security interest or other encumbrance.

(h)   All information relating to each Selling Stockholder furnished in writing by such Selling Stockholder expressly for use in the Registration Statement, the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus is, and on each Closing Date will be, true, correct, and complete, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances in which they were made, not misleading.

(i)    Each Selling Stockholder has reviewed the Registration Statement, the Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus and,

although such Selling Stockholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Stockholder that would lead such Selling Stockholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; (ii) on the Effective Date, the Prospectus contained, and, on each Closing Date contains, any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) as of the Applicable Time, either the Statutory Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 3(i) with respect to Hampshire Equity Partners II, L.P., Hampshire Equity Partners Cayman D.B. II, L.P. and Hampshire Equity Partners Cayman II, L.P. (collectively, “Hampshire Equity Partners”) are limited to statements or omissions made in reliance upon information relating to Hampshire Equity Partners furnished to the Company in writing by Hampshire Equity Partners expressly for use in the Registration Statement, the Prospectus or the Statutory Prospectus.  For the avoidance of doubt, the Underwriters acknowledge and agree that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of Hampshire Equity Partners expressly for use in the Registration Statement, the Prospectus or the Statutory Prospectus are the statements pertaining to the number of shares owned and the number of shares proposed to be offered and sold by Hampshire Equity Partners under the caption “Principal and Selling Stockholders.”  Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule V hereto, no Selling Stockholder or group of Selling Stockholders has prepared, used or referred to, nor will, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus.

(j)    The sale of Shares by each Selling Stockholder pursuant to this Agreement is not prompted by such Selling Stockholder’s knowledge of any material information concerning the Company which is not set forth in the Registration Statement, the Statutory Prospectus or the Prospectus.

(k)   The Selling Stockholders have not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l)    None of R. Edward Anderson, George A. Bellino, James A. Dunn or Tracy L. Noll (collectively, the “Management Selling Stockholders”) has actual knowledge that any representation or warranty of the Company set forth in Section 2 hereof is untrue or inaccurate.

(m)  The representations and warranties of each Selling Stockholder in the Custody Agreement are, and on each Closing Date will be, true and correct.

4.     Representations and Warranties of the Underwriters.  Each Underwriter severally represents and warrants to and agrees with the Company and the Selling Stockholders as follows:

(a)   In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “relevant member state”), such Underwriter, with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “Relevant Implementation Date”) has not made and will not make an offer of shares to the public in that relevant member state, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that relevant member state:

(i)                    in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to the shares, which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(ii)                   at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in shares;

(iii)                  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iv)                  at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

(b)   In relation to the United Kingdom:

(i)                    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any shares in circumstances in which section 21(1) of the FSMA does not apply to us; and

(ii)                   it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

5.     Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters under this Agreement are several and not joint.  The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a)   Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) hereof, and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such Rule.

(b)   No order preventing or suspending the use of any Preliminary Prospectus or Prospectus Supplement, the Statutory Prospectus, the Prospectus or any Free Writing Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives.  If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c)   The representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Section 5(d) hereof shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Stockholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement, and shall have performed all agreements contained in the Custody Agreement, required to be performed or satisfied by them at or before such Closing Date.

(d)   The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this

Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Statutory Prospectus, the Prospectus, and any Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and the Prospectus did not include, and, as of the Applicable Time, none of (i) the Statutory Prospectus, (ii) the General Disclosure Package or (iii) any Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the Statutory Prospectus, the Prospectus, the General Disclosure Package and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus which has not been so set forth or with respect to which there has not been such an amendment; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

(e)   The Representatives shall have received on each Closing Date a certificate addressed to the Representatives and dated such Closing Date, of each Selling Stockholder, to the effect that: (i) the representations, warranties and agreements of each Selling Stockholder in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) each Selling Stockholder has performed all covenants and agreements and satisfied all conditions contained herein; and (iii) each Selling Stockholder has carefully examined the Registration Statement, the Statutory Prospectus, the General Disclosure Package and any Issuer Free Writing Prospectus, and, in the opinion of such Selling Stockholder, (A) with respect to the information relating to such Selling Stockholder, as of the Effective Date, the Registration Statement and the Prospectus did not include, and, as of the Applicable Time, none of (i) the Statutory Prospectus, (ii) the General Disclosure Package or (iii) any Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the Statutory Prospectus, the Prospectus, the General Disclosure Package and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred with respect to such Selling Stockholder which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus which has not been so set forth or with respect to which there has not been such an amendment.

(f)    The Representatives shall have received, (i) simultaneously with the execution of this Agreement, a signed letter from KPMG LLP addressed to the Representatives and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company Financial Statements and certain financial information contained in the Registration Statement, the Statutory Prospectus and the Prospectus, and (ii) on each Closing Date, a signed letter from KPMG LLP addressed to the Representatives and dated as of such Closing Date, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company Financial Statements and certain financial information contained in the Registration Statement, the Statutory Prospectus and the Prospectus.

(g)   The Representatives shall have received on each Closing Date from Alston & Bird LLP, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date stating the opinions set forth in Exhibit D attached hereto.

(h)   The Representatives shall have received on each Closing Date from Alston & Bird LLP, counsel for the Management Selling Stockholders, an opinion, addressed to the Representatives and dated such Closing Date stating the opinions set forth in Exhibit E attached hereto.

(i)    The Representatives shall have received on each Closing Date from Paul, Hastings, Janofsky & Walker LLP, U.S. counsel for Hampshire Equity Partners, an opinion, addressed to the Representatives and dated such Closing Date stating the opinions set forth in Exhibit F attached hereto.

(j)    The Representatives shall have received on each Closing Date from Maples & Calder, Cayman Islands counsel for Hampshire Equity Partners, an opinion, addressed to the Representatives and dated such Closing Date stating the opinions set forth in Exhibit G attached hereto.

(k)   The Representatives shall have received on each Closing Date from DLA Piper US LLP, counsel for the Representatives, an opinion, addressed to the Representatives and dated such Closing Date stating the opinions set forth in Exhibit H hereto.

With respect to the opinions referred to in Section 5(g), Section 5(h), Section 5(i), Section 5(j) and Section 5(k) hereof, to the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives.

(l)    The Representatives shall have received copies of the Lock-Up Agreements executed by each entity or person listed on Schedule IV hereto.

(m)  On or prior to the date of this Agreement, each Selling Stockholder shall have deposited with the Custodian under the relevant Custody Agreement certificates and/or Stock Options representing the maximum aggregate number of Shares which may be sold by such Selling Stockholder as indicated on Schedule II hereto.

(n)   On or prior to any Closing Date, the Attorney shall have exercised, on the corresponding Selling Stockholder’s behalf and in full compliance with the requirements of the Plans, the requisite number of Stock Options required to allow such Selling Stockholder to meet its obligations hereunder; upon the exercise of any Stock Options, the Company shall have, on or prior to the Closing Date in question, issued, and the Custodian shall have issued certificates representing, the Shares underlying such Stock Options.

(o)   The Company and each Selling Stockholder shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

6.     Covenants of the Company, the Selling Stockholders and the Underwriters.

(a)   Each of the Company and the Selling Stockholders (to the extent set forth in clause (x) below) covenants and agrees as follows:

(i)                    The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible.  The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) of the Rules not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d) or Rule 163(b)(2) of the Rules, as the case may be.

(ii)                   The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any Prospectus Supplement shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus Supplement, the Statutory Prospectus, the Prospectus or any Free Writing Prospectus, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company shall not file any amendment to the Registration Statement or, except pursuant to Section 6(a)(viii) below, any exhibits, financial schedules, documents or information deemed to be part of the Registration Statement by incorporation by reference or otherwise, any Prospectus Supplement, or any Issuer Free Writing Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and shall not file any such proposed document or information to which the Representatives reasonably object.  The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)                  If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 6(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)                  If at any time following issuance of an Issuer Free Writing Prospectus an event or development occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, subject to the second sentence of paragraph (ii) of this Section 6(a), at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)                   The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi)                  The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus or Prospectus Supplement, the Statutory Prospectus, any Issuer Free Writing Prospectus and the Prospectus as the Representatives may reasonably request.  If applicable, the copies of the Registration Statement, any Preliminary Prospectus or Prospectus Supplement, the Statutory Prospectus, any Issuer Free Writing Prospectus and the Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)                 The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares in connection with the offer and sale of the Shares under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii)                The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Rules.

(ix)                   Without the prior written consent of CIBC World Markets Corp., for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of shares of Common Stock (or securities convertible into or exercisable or exchangeable for equity securities of the Company) pursuant to the Plans as described in the Registration Statement, the Statutory Prospectus and the Prospectus.  In the event that during this period, (A) any shares of Common Stock are issued pursuant to the Plans or (B) any registration is effected on Form S-8 or on any successor form relating to shares of Common Stock or securities that are convertible into or exerciseable or exchangeable for shares of Common Stock during such 90-day period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities who is an officer or director of the Company that, for a period of 90 days after the date of this Agreement, such person will not, without the prior written consent of CIBC World Markets Corp., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any such shares of Common Stock (or any such securities convertible into, exercisable for, or exchangeable for any shares of Common Stock).  Notwithstanding the foregoing, (i) the Company represents and warrants that each such grantee or purchaser or holder of such registered securities shall be subject to similar lockup restrictions as set forth on Exhibit A attached hereto and the Company shall enforce such rights and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period and (ii) if (x) during the last 17 days of the 90-day period described in this Section 6(a)(ix) the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; the restrictions imposed by this Section 6(a)(ix) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or material news or the occurrence of the material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M under the Exchange Act.

(x)                    Neither the Company nor any Selling Stockholder shall take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(xi)                   On or before completion of the offer and sale of the Shares, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

(xii)                  Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offer and sale of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(b)   Subject to the provisions of Section 9 hereof, the Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the offer and sale of the Shares and the performance of the obligations of the Company under this Agreement including those relating to:  (i) the preparation, printing, reproduction, filing and distribution of the Registration Statement, each Preliminary Prospectus and Prospectus Supplement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the

Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(a)(vii) hereof; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each Preliminary Prospectus and Prospectus Supplement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section 6 to be so furnished, as may be reasonably requested for use in connection with the offer and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; and (v) the filing fees of the NASD in connection with its review of the terms of the offer and sale of the Shares.  Subject to the provisions of Section 9 hereof, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

(c)   The Selling Stockholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

(d)   The Company and the Selling Stockholders acknowledge and agree that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to the offer and sale of the Shares contemplated hereby (including in connection with determining the terms of the offer and sale of the Shares) and not as a financial advisor, agent or fiduciary to the Company, the Selling Stockholders or any other person.  Additionally, the Company and the Selling Stockholders acknowledge and agree that the Underwriters have not and will not advise the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Stockholders have consulted with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company, the Selling Stockholders or any other person with respect thereto, whether arising prior to or after the date hereof.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders.  The Company and the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the company, any Selling Stockholder or any other person in connection with any such transaction or the process leading thereto.

(e)   The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the Commission.  The Company has complied and will comply with the requirements of Rule 433 of the Rules applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.  The Company consents to the use by any Underwriter of a Free Writing Prospectus that (i) is not an Issuer Free Writing Prospectus and (ii) contains only (A) information describing the preliminary terms of the Shares or their offer and sale or (B) information that describes the final terms of the Shares or their offer and sale.

(f)    When Stock Options are exercised in accordance with this Agreement and the Powers of Attorney, the Company will issue the appropriate number of certificates in negotiable form on each Closing Date.

7.     Indemnification.

(a)   The Company and the Management Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or Prospectus Supplement, the Statutory Prospectus, the Prospectus, or any Issuer Free Writing Prospectus, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of any Preliminary Prospectus or Prospectus Supplement, the Statutory Prospectus, the Prospectus, or any Issuer Free Writing Prospectus in light of the circumstances in which they were made, not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information. Notwithstanding the foregoing, the liability of each of the Management Selling Stockholders pursuant to the provisions of this Section 7(a) shall be limited to an amount equal to the aggregate net proceeds received by such Selling Stockholder from the sale of the Shares sold by the Selling Stockholders hereunder.  This indemnity agreement will be in addition to any liability which the Company and Management Selling Stockholders may otherwise have.

(b)   Hampshire Equity Partners agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or Prospectus Supplement, the Statutory Prospectus, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of any Preliminary Prospectus or Prospectus Supplement, the Statutory Prospectus, the Prospectus, or any Issuer Free Writing Prospectus in light of the circumstances in which they were made, not misleading, but only with reference to information relating to Hampshire Equity Partners furnished in writing by or on behalf of Hampshire Equity Partners expressly for use in the Registration Statement, any Preliminary Prospectus or Prospectus Supplement, the Statutory Prospectus, the Prospectus, or any Issuer Free Writing Prospectus.  For the avoidance of doubt, the Underwriters acknowledge and agree that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of Hampshire Equity Partners expressly for use in the Registration Statement, the Prospectus or the Statutory Prospectus are the statements pertaining to the number of shares owned and the number of shares proposed to be offered and sold by Hampshire Equity Partners under the caption “Principal and Selling Stockholders.”  Notwithstanding the foregoing, the liability of Hampshire Equity Partners pursuant to the provisions of this Section 7(b) shall be limited to an amount equal to the aggregate net proceeds received by Hampshire Equity Partners from the sale of the Shares sold by the Selling Stockholders hereunder.

(c)   Each Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or Prospectus Supplement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of any Preliminary Prospectus or Prospectus Supplement, the Statutory Prospectus, the Prospectus, or any Issuer Free Writing Prospectus in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information (it being understood that such information is limited to the statements identified in Section 2(a) above); provided, however, that the obligation of each Underwriter to indemnify the Company or the Selling Stockholders (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Selling Stockholders from such Underwriter.

(d)   Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served.  No indemnification provided for in Section 7(a), 7(b) or 7(c) shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 7.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties.  An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

8.     Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a), 7(b) or 7(c) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offer and sale of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the aggregate net proceeds of the sale of Shares received by such Selling Stockholder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 8.  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

9.     Termination.

(a)   This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the Selling Stockholders at any time at or before a Closing Date in the absolute discretion of the Representatives if: (i) there has occurred any material adverse change in the United States securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the United States securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company considered as a whole, whether or not arising in the ordinary course of business.

(b)   If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the Selling Stockholders, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholders or to the other Underwriters for damages occasioned by its failure or refusal.

10.   Substitution of Underwriters.  If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein.  If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms.  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case, either the Representatives or the Company and the Selling Stockholders shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company or the Selling Stockholders, as the case may be, to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders, and without liability on the part of the Company or the Selling Stockholders, except as provided in Sections 6(b), 7, 8 and 9 hereof.  The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

11.   Miscellaneous.  The respective agreements, representations, warranties, indemnities and other statements of the Company, Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the Selling Stockholders or any of their respective officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares.  In addition, the provisions of Sections 6(b), 7, 8, 9 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 300 Madison Avenue New York, New York  10017 Attention:  Mark Goodman, with a copy to Wm. David Chalk, Esq., DLA Piper US LLP, 6225 Smith Avenue, Baltimore, MD  21209, (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Gary C. Ivey, Esq., Alston & Bird LLP, 101 South Tyron Street, Suite 4000, Charlotte, NC 28280-4000 and (c) if to the Selling Stockholders, to R. Edward Anderson, as attorney-in-fact, c/o Citi Trends, Inc., 102 Fahm Street, Savannah, Georgia  31401, with a copy to William F. Schwitter, Esq., Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, NY  10022.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signatures begin on the next page]

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

CITI TRENDS, INC.

By:	/s/ R. Edward Anderson
	Name:	R. Edward Anderson
	Title:	Chief Executive Officer

MANAGEMENT SELLING STOCKHOLDERS

By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Attorney-in-Fact

HAMPSHIRE EQUITY PARTNERS II, L.P., a Delaware limited partnership

By: Lexington Equity Partners II, L.P., its General Partner

By: Lexington Equity Partners II, Inc., its General Partner

By:	/s/ Gregory P. Flynn
	Name:	Gregory P. Flynn
	Title:	Vice President

HAMPSHIRE EQUITY PARTNERS CAYMAN D.B. II, L.P.

By: Lexington Equity Partners Cayman II, L.P., its General Partner

By: Lexington Equity Partners II, Inc., its General Partner

By:	/s/ Gregory P. Flynn
	Name:	Gregory P. Flynn
	Title:	Vice President

HAMPSHIRE EQUITY PARTNERS CAYMAN II, L.P.

By: Lexington Equity Partners Cayman II, L.P., its General Partner

By: Lexington Equity Partners II, Inc., its General Partner

By:	/s/ Gregory P. Flynn
	Name:	Gregory P. Flynn
	Title:	Vice President

Confirmed:

CIBC WORLD MARKETS CORP.

SG COWEN & CO., LLC

PIPER JAFFRAY & CO.

WACHOVIA CAPITAL MARKETS, LLC

Acting severally on behalf of itself

and as representative of the several

Underwriters named in Schedule I annexed

hereto.

CIBC WORLD MARKETS CORP.

By	/s/ Andrew MacInnes
	Name:	Andrew MacInnes
	Title:	Managing Director

SCHEDULE I

Name	Number of Firm Shares to be Purchased

CIBC World Markets Corp.	1,174,250
SG Cowen & Co., LLC	320,250
Piper Jaffray & Co.	320,250
Wachovia Capital Markets, LLC	320,250

Total	2,135,000

Sch I - 1

SCHEDULE II

Name of Selling Stockholder	Number of Firm Shares to be Sold	Number of Option Shares

Hampshire Equity Partners II, L.P.	1,712,019	241,324
Hampshire Equity Partners Cayman D.B. II, L.P.	282,334	39,797
Hampshire Equity Partners Cayman II, L.P.	5,647	796
R. Edward Anderson	75,000	25,000
George A. Bellino	30,000	10,000
James A. Dunn	10,000	3,333
Tracy L. Noll	20,000	0

Total	2,135,000	320,250

Sch II - 1

SCHEDULE III

Foreign Jurisdictions

Alabama

Arkansas

California

Florida

Georgia

Illinois

Indiana

Kentucky

Louisiana

Maryland

Michigan

Mississippi

Missouri

North Carolina

Ohio

Oklahoma

Pennsylvania

South Carolina

Tennessee

Virginia

Texas

Sch III - 1

SCHEDULE IV

Lock-up Signatories

Hampshire Equity Partners II, L.P.

Hampshire Equity Partners Cayman D.B. II, L.P.

Hampshire Equity Partners Cayman II, L.P.

R. Edward Anderson

George A. Bellino

Bruce D. Smith

Ivy D. Council

Patricia M. Luzier

James A. Dunn

Tracy L. Noll

John S. Lupo

Lawrence Hyatt

Sch IV - 1

SCHEDULE V

Issuer Free Writing Prospectuses

None

Sch V - 1